Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section
906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Ecologix Resource Group Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (“Report”), I, Asher Zwebner, Chief Financial/Accounting Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)                 The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)                 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 12  2009

/s/ Asher Zwebner

Asher Zwebner
Chief Financial/Accounting Officer